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HEALTHCARE.COM CORPORATION AND SUBSIDIARY                             EXHIBIT 11
STATEMENTS OF COMPUTATION OF PER SHARE EARNINGS (LOSS)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                     ----------------------
                                                       2000          1999
                                                     --------      --------

Net earnings (loss) attributable to common
shareholders                                         $    201      $ (1,768)
                                                     ========      ========

Weighted average number of common
shares outstanding                                     25,895        25,223
                                                     ========      ========

Basic net earnings (loss) per common share           $   0.01       $ (0.07)
                                                     ========       =======

Shares used in diluted net earnings (loss) per
 share calculation:
 Weighted average number of common
  shares outstanding                                   25,895        25,223

Additional shares assumed outstanding
 from dilutive stock options and warrants
 used in diluted earnings (loss) per share
 calculation                                            1,326            --  (1)
                                                     --------       -------
                                                       27,221        25,223
                                                     ========       =======

Diluted net earnings (loss) per common share         $   0.01       $ (0.07)
                                                     ========       =======


(1) Since stock options and warrants are antidilutive to the diluted net loss per common share calculation, stock options and warrants are not considered in such diluted loss per share calculation for the three months ended March 31, 1999.